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                                                                    EXHIBIT 99.2

                        CLARK REFINING & MARKETING, INC.

                         Notice of Guaranteed Delivery
                                       of
                     8 3/8% Senior Notes due November 15, 2007
                                      and
              8 7/8% Senior Subordinated Notes due November 15, 2007

          As set forth in the Prospectus, dated ________ ___, 1998 (as the same may be amended from time to time, the "Prospectus") of Clark Refining & Marketing, Inc. (the "Company") under the caption "The Exchange Offer-- Guaranteed Delivery Procedures," this form or one substantially equivalent hereto must be used to accept the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount at maturity of its 8 3/8% New Senior Notes due November 15, 2007 and its 8 7/8% New Senior Subordinated Notes due November 15, 2007 (together, the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount at maturity of its outstanding 8 3/8% Senior Notes due November 15, 2007 and 8 7/8% Senior Subordinated Notes due November 15, 2007 (together, the "Old Notes") if (i) certificates representing the Old Notes to be exchanged are not lost but are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than 5:00 p.m., New York City Time, on ________ ___, 1998. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                           The Exchange Agent is:

For the 8 7/8% Senior Subordinated Notes,
                              Marine Midland Bank

   By Registered or Certified Mail:               By Overnight Courier:
   Attn: Corporate Trust Operations         Attn: Corporate Trust Operations
         Marine Midland Bank                      Marine Midland Bank
        140 Broadway, Level A                    140 Broadway, Level A
    New York, New York 10005-1180            New York, New York 10005-1180
Attention: Corporate Trust Operations    Attention: Corporate Trust Operations


                                    By Hand:
                              Marine Midland Bank
                             140 Broadway, Level A
                         New York, New York 10005-1180


                                 By Facsimile:
                                 (212) 658-2292


For the 8 3/8% Senior Notes,
                             Bankers Trust Company

 By Registered or Certified Mail:           By Overnight Courier:
   BT Services Tennessee, Inc.           BT Services Tennessee, Inc.
       Reorganization Unit             Corporate Trust & Agency Group
         P.O. Box 292737                     Reorganization Unit
 Nashville, Tennessee 37229-2737           648 Grassmere Park Road
                                          Nashville, Tennessee 37211



                                    By Hand:
                        Attn: Reorganization Department
                             Bankers Trust Company
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                         Corporate Trust & Agency Group
                            Receipt & Delivery Window
                        123 Washington Street, 1st Floor
                            New York, New York 10006
                                  By Facsimile:
                                  (615) 835-3701


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tender(s) for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

     The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on _________ __, 1998, unless extended by the Company. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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                                  SIGNATURES



                              Signature of Owner


                     Signature of Owner (if more than one)

    Dated:            , 1998

    Name(s):

                      (Please Print)

    Address:


                      (Include Zip Code)

    Area Code and
    Telephone No.:

    Capacity (full title), if signing in a repre-sentative capacity:

    Taxpayer Identification or
    Social Security No.:

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Principal Amount of Old Notes
Exchanged: $
             ----------------------------------

Certificate Nos. of Old Notes (if available)

  ---------------------------------------------

  ---------------------------------------------

Total $
        ---------------------------------------

IF OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY
TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY
("DTC") ACCOUNT NO.:

Account No.:

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                             GUARANTEE OF DELIVERY
                   (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national security exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a corespondent in the United States, hereby guarantees that (a) that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, (b) that such tender of Old Notes complies with Rule 10b-4 and (c) within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, certificates representing the Old Notes tendered hereby, in proper form for transfer, or, in the case of a book-entry transfer, confirmation of a book-entry transfer into the Exchange Agent's account at DTC, together, in each case, with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), will be delivered by the undersigned to the Exchange Agent.


Name of Firm:
                                                       Authorized Signature

Address                                 Name:

                                        Title:

Area Code and Telephone No.:            Date:


     NOTE: DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.





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